UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2018
Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26966	84-0846841
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (970) 221-4670
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At its regularly scheduled meeting on August 2, 2018, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Advanced Energy Industries, Inc. (the “Company”) reviewed and approved changes to the Company’s executive severance program based upon benchmark peer data provided by the Committee’s independent compensation consultant. Such changes include (1) expanding eligibility and benefits for severance upon certain terminations of employment in connection with a change in control of the Company and (2) adding general severance benefits upon certain terminations of employment unrelated to a change in control of the Company. These revisions to the Company’s severance program are reflected in a new form of Executive Change in Control and General Severance Agreement (the “Agreement”) (a copy of which is attached to this Current Report on Form 8-K), which the Company will be entering into with a number of officers, including Mr. Yuval Wasserman, the Company’s President & Chief Executive Officer, Mr. Paul Oldham, the Company’s Executive Vice President & Chief Financial Officer, Mr. Neil Brinker, the Company’s Executive Vice President & Chief Operating Officer and Mr. Thomas McGimpsey, the Company’s Executive Vice President, General Counsel & Corporate Secretary (collectively referred to herein as the “Named Executive Officers”).
Change in Control Severance Program
The Agreement provides selected officers, including the Named Executive Officers, with severance payments and certain benefits in the event the selected officer’s employment is terminated at the time of or following a Change in Control (as defined in the Agreement) before the end of the CIC Period (defined as the twelve month period following the effective date of a Change of Control) (i) by the Company without Cause (as defined in the Agreement) or (ii) by the selected officer for Good Reason (as defined in the Agreement) (referred to as a “CIC Involuntary Termination”). In addition, if the selected officer’s employment is terminated by the Company without Cause during the 90 days preceding a Change in Control then, upon such Change in Control, the officer shall also be entitled to severance payments and certain benefits. Any amounts payable to a selected officer pursuant to the Agreement, except for any Accrued Compensation (as defined in the Agreement), will be contingent on the selected officer delivering to the Company a release of claims.
In the event of (i) termination of a Named Executive Officer’s employment under circumstances constituting a CIC Involuntary Termination or (ii) termination of a Named Executive Officer's employment without Cause during the 90 days preceding a Change in Control, upon a Change of Control , he or she will be entitled to receive: (a) all then Accrued Compensation and a pro-rata portion of the Named Executive Officer’s target bonus for the year in which the termination is effected, (b) a lump sum payment equal to the officer’s CIC Multiple (as defined below) times the sum of (1) his or her then current annual base salary and (2) his or her target bonus for the year in which the termination is effected, (c) continuation of medical benefits for 18 months following termination, unless the Name Executive Officer commences employment with another employer that provides medical benefits, (d) an amount equal to the contributions that would have been made to the Company’s retirement plans on his or her behalf, if he or she had continued to be employed for 18  months following the date of termination, and (e) reimbursement, up to $15,000, for the cost of outplacement services. Mr. Wasserman’s CIC Multiple equals two (2) and the CIC Multiple for Messrs. Oldham, Brinker, and McGimpsey equals one and a half (1.5).

Pursuant to the Agreement, selected officers of the Company that are not Named Executive Officers are eligible for the same benefits described in (a)-(e) above, except that their CIC Multiple equals one (1) and the reimbursement for outplacement ranges from $4,870 to $15,000, depending upon the officer’s position.
Pursuant to the Agreement, each selected officer’s Options, RSUs and PSUs (each as defined in the Agreement) will also accelerate in full upon a CIC Involuntary Termination. The termination of such officer’s employment without Cause 90 days preceding a Change of Control will also accelerate the vesting of Options, RSUs or PSUs held by the officer upon such Change in Control. Performance conditions for RSUs and PSUs, as the case may be, will be assumed to have been attained at maximum such that the maximum number of RSUs and PSUs shall vest.
General Severance Program Unrelated to a Change in Control
The Agreement also provides selected officers, including the Named Executive Officers, with severance payments and certain benefits in the event of his or her Involuntary Termination. An “Involuntary Termination” will be deemed to have occurred if the selected officer’s employment is terminated by the Company without Cause unrelated to a Change in Control. Any amounts payable to a selected officer pursuant to the Agreement, except for any Accrued Compensation, will be contingent on the selected officer delivering to the Company a release of claims.
In the event of termination of a Named Executive Officer’s employment under circumstances constituting an Involuntary Termination, he or she will be entitled to receive: (a) his or her Accrued Compensation, (b) a lump sum payment equal to the officer’s Severance Multiple (as defined below) multiplied by his or her then current annual base salary, (c) continuation of medical benefits for 12 months following termination, unless the Name Executive Officer commences employment with another employer that provides medical benefits, (d) an amount equal to the contributions that would have been made to the Company’s retirement plans on his or her behalf, if he or she had continued to be employed for 12 months following the date of termination and (e) reimbursement, up to $15,000, for outplacement services. Mr. Wasserman‘s Severance Multiple equals one and a half (1.5) and the Severance Multiple for Messrs. Oldham, Brinker, and McGimpsey equals one (1)(collectively, the “Severance Multiple”).
Selected officers of the Company that are not Named Executive Officers are eligible for the same benefits described above in (a)-(e), except that the Severance Multiple ranges from seventy-five percent (75%) to one (1) and the reimbursement for outplacement ranges from $4,870 to $15,000, depending upon the officer’s position.
Any unvested equity of a Named Executive Officer or other selected officer would be treated according to the terms of the award agreements granting such awards, which generally provide that the award will be forfeited upon termination of employment.
The foregoing is a summary of the material terms of the Agreement and is qualified in its entirety by reference to the Agreement. A copy of the form of Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K, and the terms the Agreement are incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Executive Change In Control and General Severance Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Energy Industries, Inc.

Date: August 6, 2018	/s/ Thomas O. McGimpsey
Thomas O. McGimpsey
Executive Vice President, General Counsel & Corporate Secretary